As filed with the Securities and Exchange Commission on May 10, 2018
Registration Statement No. 333-223619
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
to
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PHILLIPS EDISON & COMPANY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	27-1106076
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

11501 Northlake Drive Cincinnati, Ohio	45249
(Address of Principal Executive Offices)	(Zip Code)

Phillips Edison Grocery Center REIT I, Inc. Amended and Restated 2010 Long-Term Incentive Plan (Full title of the plan)
Jeffrey S. Edison
Chief Executive Officer and Chairman
11501 Northlake Drive
Cincinnati, Ohio 45249
Telephone (513) 554-1110
 (Name, address, and telephone number, including area code, of agent for service)

With copies to:
Tanya E. Brady, Esq. Phillips Edison & Company 11501 Northlake Drive Cincinnati, Ohio 45249 (513) 554-1110	Yoel Kranz, Esq. David H. Roberts, Esq. Goodwin Procter LLP 620 Eighth Avenue New York, New York 10018 (212) 813-8800
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). (Check one):

Large Accelerated Filer	☐	Accelerated Filer	☐

Non-Accelerated Filer	☑ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”).   ☐

EXPLANATORY NOTE
This Post-Effective Amendment No. 1 (the “Amendment”) to the registration statement on Form S-8 (File No. 333223619) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on March 12, 2018 (the “Original Filing”) is being filed by Phillips Edison & Company, Inc. (the “Company”) solely to include the consent of Deloitte & Touche LLP to incorporate the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 filed as Exhibit 23.1 attached hereto. Except as described herein, this Amendment does not update, amend or modify any other information, statement or disclosure contained in the Original Filing.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.

Exhibit No.	Description of Exhibit
4.1*	Fourth Articles of Amendment and Restatement (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed July 15, 2014)
4.2*	Articles of Amendment (incorporated by reference to Exhibit 3.3 to the Registrant's Annual Report on Form 10-K filed March 9, 2015)
4.3*	Second Articles of Amendment (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed December 15, 2017)
4.4*	Third Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed October 11, 2017)
4.5*	Amendment to Third Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant's Current Report on Form 8-K filed December 15, 2017)
5.1*	Opinion of Goodwin Procter LLP
23.1	Consent of Deloitte & Touche LLP with respect to Phillips Edison & Company, Inc.
23.2*	Consent of Deloitte & Touche LLP with respect to Phillips Edison Limited Partnership
23.3*	Consent of Goodwin Procter LLP (included in Exhibit 5.1)
99.1*	Amended and Restated 2010 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.14 to the Registrant’s Quarterly Report on Form 10-Q filed November 9, 2017)
99.2*	Consent of Duff & Phelps, LLC
* Previously filed.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, Utah, on May 10, 2018.

PHILLIPS EDISON & COMPANY, INC.

By:	/s/ JEFFREY S. EDISON
Jeffrey S. Edison
Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the registration statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated below.

Signature	Title	Date

/s/ JEFFREY S. EDISON	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	May 10, 2018
Jeffrey S. Edison

/s/ DEVIN I. MURPHY	Chief Financial Officer (Principal Financial Officer)	May 10, 2018
Devin I. Murphy

*	Chief Accounting Officer (Principal Accounting Officer)	May 10, 2018
Jennifer L. Robison

*	Director	May 10, 2018
Leslie T. Chao

*	Director	May 10, 2018
Paul J. Massey, Jr.

*	Director	May 10, 2018
Stephen R. Quazzo

*	Director	May 10, 2018
Gregory S. Wood

*As Attorney-in-fact

By:	/s/ JEFFREY S. EDISON
Jeffrey S. Edison